                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]
Check the appropriate box:
  [_]  Preliminary proxy statement
  [_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
        6(e)(2))
  [X]  Definitive proxy statement
  [_]  Definitive additional materials
  [_]  Soliciting material pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        QUICKTURN DESIGN SYSTEMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X]  No fee required.
  [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           _______________________________

       (2) Aggregate number of securities to which transaction applies:

           _______________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           _______________________________

       (4) Proposed maximum aggregate value of transaction:

           _______________________________

       (5) Total fee paid:  ____________________________________

  [_]  Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:  ______________________________________

       (2)  Form, Schedule or Registration Statement No.:__________________

       (3)  Filing Party:  _______________________________

       (4)  Date Filed:  _________________________________

                                                   September 11, 1998



Dear Stockholder:

     Mentor Graphics Corporation ("Mentor") and its wholly-owned subsidiary MGZ Corporation ("MGZ") are attempting to call a special meeting of stockholders of Quickturn Designs Systems, Inc. (the "Company" or "Quickturn") in order to seek to implement their $12.125 per share tender offer to take over Quickturn (the "Mentor Offer").

     After careful consideration of the Mentor Offer, your Board of Directors (the "Board") has determined that the Mentor Offer is inadequate and not in the best interests of the Company's stockholders, that the Mentor Offer does not fully reflect the long-term value of the Company, and that stockholder interests would be better served by the Company continuing to pursue its business plan.
In particular, your Board has determined that the Company's business plan offers the potential for obtaining higher long-term benefits for the Company's stockholders than the Mentor Offer. This determination was based on, among other things, the opportunities for business expansion and revenue and earnings growth resulting from recently introduced products and from products under development for use in the electronic design automation market and in other related parts of the market.

     You should also be aware of the history of extensive patent litigation between the Company and Mentor, which has to date affirmed the validity of the Company's key patents and has resulted, among other things, in the issuance by the United States International Trade Commission (the "ITC") of a Permanent Limited Exclusion Order against Mentor prohibiting Mentor from importing into the United States certain integrated circuit emulation systems, subassemblies and components manufactured by Mentor and its affiliate which infringe on YOUR Company's patents; the issuance by the ITC of a Permanent Cease and Desist Order permanently prohibiting Mentor from, among other things, selling, offering for sale or advertising such emulation systems, subassemblies and components in the United States; and the granting by the Federal District Court for the District of Oregon of the Company's motion for a preliminary injunction against Mentor's United States emulation activities. In this regard, the Board noted that the grant of the foregoing motion for a preliminary injunction had been affirmed by the United States Court of Appeals for the Federal Circuit on August 5, 1998 -- seven days prior to Mentor's commencement of the Mentor Offer.

     YOUR BOARD OF DIRECTORS URGES YOU NOT TO EXECUTE OR DELIVER MENTOR'S GREEN AGENT DESIGNATION CARD. IF YOU HAVE ALREADY RETURNED MENTOR'S GREEN AGENT DESIGNATION CARD, WE URGE YOU TO EXECUTE AND DELIVER QUICKTURN'S WHITE REVOCATION CARD TODAY.


     This matter is of critical importance to the future of the Company and your investment. If Mentor and MGZ succeed in obtaining the consents of holders of 10 percent of the Quickturn shares, they may be able to call this meeting, the avowed purpose of which is to remove the entire Quickturn Board of Directors, the same board responsible for preventing Mentor and its affiliate from infringing on your Company's patents. In considering Mentor's consent proposal, it is essential to keep in mind that this proposal is designed to benefit the interests of Mentor and its own stockholders -- even if those interests are in direct conflict with yours.


     The enclosed Revocation Solicitation Statement contains information as to reasons why you should, and how to, revoke any Mentor green agent designation card that you previously signed and returned to Mentor. We urge you to read it carefully. Your Board of Directors and I greatly appreciate your continued support and encouragement.


                                         Sincerely,

                                         /s/ Keith R. Lobo

                                         Keith R. Lobo
                                         President and Chief Executive Officer

                       REVOCATION SOLICITATION STATEMENT
                           BY THE BOARD OF DIRECTORS
            IN OPPOSITION TO THE SOLICITATION OF AGENT DESIGNATIONS
BY MENTOR GRAPHICS CORPORATION TO HOLD A SPECIAL MEETING OF THE STOCKHOLDERS OF
                         QUICKTURN DESIGN SYSTEMS, INC.


     This Revocation Solicitation Statement (the "Revocation Statement") and the accompanying WHITE revocation card are being furnished to holders of outstanding common shares, $0.001 par value (the "Shares") of Quickturn Design Systems, Inc., a Delaware corporation (the "Company"or "Quickturn"), in connection with the solicitation by the Board of Directors of the Company (the "Board") in opposition to the solicitation by Mentor Graphics Corporation, an Oregon corporation ("Mentor"), and MGZ Corp., a Delaware corporation and a wholly owned subsidiary of Mentor ("MGZ"), of Appointments of Designated Agents ("Agent Designations") to call a special meeting of the stockholders of the Company (the "Special Meeting"). By executing an Agent Designation, a stockholder designates specified persons as his or her agents with authority to take all actions, other than voting the Shares at the Special Meeting, permitted to be taken by Company stockholders under the Delaware General Corporate Law ("Delaware Law") and the Company's Bylaws ("Bylaws") in order to call and convene the Special Meeting.

     According to a Solicitation Statement filed with the Securities and Exchange Commission (the "SEC") by Mentor and MGZ on August 20, 1998 (the "Solicitation Statement"), the purported purpose of the Special Meeting would be to consider and vote on proposals made by Mentor and MGZ (each of which is opposed by the Board of Directors and management of the Company), which include asking you to (i) remove the Company's entire Board of Directors, (ii) amend the Bylaws to reduce the authorized number of Company directors to five, (iii) elect five new directors nominated by Mentor (the "Nominees") to the Company's board of directors and (iv) repeal any provisions of the Bylaws adopted by the Board subsequent to the last public filing of the Bylaws (collectively, the "Proposals").


     This Revocation Statement and the enclosed WHITE REVOCATION CARD are first being mailed to stockholders on or about September 11, 1998. THE BOARD OF DIRECTORS OPPOSES THE SOLICITATION BY MENTOR AND MGZ. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU NOT SIGN ANY GREEN AGENT DESIGNATION SENT TO YOU BY MENTOR AND MGZ. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A GREEN AGENT DESIGNATION, THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED WHITE REVOCATION CARD AS PROMPTLY AS POSSIBLE, BY FAX OR BY MAIL (USING THE ENCLOSED ENVELOPE) TO THE COMPANY'S INFORMATION AGENT, MORROW & CO., INC., 445 PARK AVENUE, NEW YORK, NEW YORK 10022, FAX: (212) 754-8300.

     If you have previously signed and returned any Agent Designation (including any green Agent Designation), you have every right to change your mind and revoke the Agent Designation by signing, dating and returning the enclosed WHITE revocation card (the "Revocation Card"). We urge you to consider this matter carefully, as there will be no meeting at which to revoke any Agent Designation. A stockholder's revocation of a previously executed green Agent Designation card will have the effect of opposing Mentor's attempt to compel the Company to call the Special Meeting. If you have not previously executed an Agent Designation, your WHITE Revocation Card will have no legal effect in determining whether the Company must call the Special Meeting.

     YOUR ABILITY TO VOTE ON ANY PROPOSAL BROUGHT BEFORE ANY SPECIAL MEETING WILL NOT BE AFFECTED BY WHETHER OR NOT YOU RETURN MENTOR'S GREEN AGENT DESIGNATION CARD.

     IF YOUR SHARES ARE HELD OF RECORD BY YOUR BANK OR BROKERAGE FIRM, ONLY THAT FIRM CAN EXECUTE YOUR WHITE REVOCATION CARD, AND YOU SHOULD, ACCORDINGLY, CALL YOUR BANK OR BROKER WITH YOUR INSTRUCTIONS TO EXECUTE YOUR WHITE REVOCATION CARD.


     The Company is not currently seeking your proxy with respect to any merger or other business combination, the election or removal of any person to or from the Board, or any other matter. This Revocation Statement and the enclosed WHITE Revocation Card are first being mailed on or about September 11, 1998 to stockholders of the Company.


     IF YOU HAVE ANY QUESTIONS OR NEED ANY ASSISTANCE IN REVOKING ANY AGENT DESIGNATION (INCLUDING ANY GREEN AGENT DESIGNATION) YOU MAY HAVE GIVEN TO MENTOR, PLEASE CONTACT OUR INFORMATION AGENT:

                              MORROW & CO., INC.
                                      AT
                                445 PARK AVENUE
                           NEW YORK, NEW YORK 10022

                                      OR

                        CALL TOLL-FREE: (800) 566-9061
                              FAX: (212) 754-8300


                  BACKGROUND AND PURPOSE OF THIS SOLICITATION

     Prior to August 11, 1998, there had been no discussions between the Company and Mentor regarding a potential business combination for more than two years. At approximately 7:00 pm P.D.T. on August 11, 1998, Mr. Raymond Ostby, Chief Financial Officer of the Company, received a telephone call from a Wall Street Journal reporter requesting comment on an advertisement which was scheduled to appear the next morning, commencing the Mentor Offer. Mr. Ostby declined to comment. Later that evening, Mr. Glen Antle, Chairman of the Board was given a letter by Mr. Walden Rhines, Chief Executive Officer and President of Mentor, stating the principal terms of the Mentor Offer. Mr. Rhines asked Mr. Antle to accept the Mentor Offer. Mr. Antle said that he was not authorized by the Board to accept such an offer, but that he would communicate it to the Company's Board.

     On August 12, 1998, Mentor and MGZ commenced the Mentor Offer. On August 12, 1998, the Company announced, in response to the Offer, that the Board would study the Mentor Offer and make its recommendation to stockholders in due course. The Company urged all its stockholders to take no action with respect to the Mentor Offer and any related activities until the Company's Board made its recommendation. The Board held a meeting on each of August 13, 1998 and August 17, 1998. At such meetings, the Board met with senior management of the Company and its financial and legal advisers and considered the Mentor Offer and various matters related thereto, including presentations by the Company's senior management and financial advisers, Hambrecht & Quist LLC ("Hambrecht & Quist"), on the terms of the Mentor Offer, the Company's financial performance, business strategy and business plan, and certain analyses regarding the foregoing.

     On August 14, 1998, Mr. Lobo received a telephone call from Mr. Rhines.
Mr. Rhines offered to discuss the Mentor Offer with Mr. Lobo, including future prospects for key management and employees of the Company. Mr. Lobo stated that he would convey Mr. Rhines' comments to the Company's Board. No further discussions between Mr. Lobo and Mr. Rhines have occurred since that time.

     On August 21, 1998, the Board held a further meeting, at which the Board again reviewed and considered the Mentor Offer and related matters in consultation with its financial and legal advisors. Additional presentations were made by the Company's senior management concerning the Company's business plan, and by Hambrecht & Quist concerning analyses of the Mentor Offer. At the conclusion of its presentations, Hambrecht & Quist provided to the Board its opinion that, as of August 21, 1998, the Mentor Offer was inadequate, from a financial point of view, to the holders of the Shares. After further review by the Board and consideration of the interests of the Company's stockholders, the Board determined that the Mentor Offer was inadequate and not in the best interests of the Company's stockholders, that the Mentor Offer did not fully reflect the long-term value of the Company, and that stockholder interests would be better served by the Company continuing to pursue its business plan. In particular, the Board determined that the Company's business plan offered the potential for obtaining higher long-term benefits for the Company's stockholders than the Mentor Offer. This determination was based on, among other things, the opportunities for business expansion and revenue and earnings growth resulting from recently introduced products and from products under development for use in the electronic design automation market and in other related parts of the market.

     On August 20, 1998, Mentor and MGZ filed with the SEC the Solicitation Statement relating to the Special Meeting. The Solicitation Statement indicates that Mentor and MGZ intend to mail to the Company's stockholders a Solicitation Statement and an Agent Designation on or about August 20, 1998. A stockholder's execution of an Agent Designation would designate specific persons as agents for the stockholder with authority to take all actions necessary to call a special meeting of stockholders.

     SIGNING AND RETURNING AN AGENT DESIGNATION FURTHERS THE INTERESTS OF MENTOR AND MGZ IN PURSUING THE MENTOR OFFER, WHICH YOUR BOARD OF DIRECTORS HAS DETERMINED IS INADEQUATE AND NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. YOUR ABILITY TO VOTE ON ANY PROPOSAL BROUGHT BEFORE ANY SPECIAL MEETING WILL NOT BE AFFECTED BY WHETHER OR NOT YOU RETURN MENTOR'S GREEN AGENT DESIGNATION CARD. MENTOR'S NOMINEES, IF ELECTED, ARE

COMMITTED TO ENSURING THAT A FUTURE BOARD OF DIRECTORS OF THE COMPANY APPROVES THE MENTOR OFFER. UNLIKE THE COMPANY'S CURRENT BOARD OF DIRECTORS, FOLLOWING ANY SPECIAL MEETING CALLED BY MENTOR THE BOARD OF DIRECTORS WOULD BE COMPRISED OF MENTOR'S HAND-PICKED REPRESENTATIVES. ALTHOUGH MENTOR'S NOMINEES WILL HAVE A FIDUCIARY OBLIGATION TO QUICKTURN STOCKHOLDERS IF THEY ARE ELECTED, CURRENTLY NEITHER MENTOR NOR MGZ HAS ANY FIDUCIARY OBLIGATION TO PROTECT YOUR INTERESTS; THEIR SOLE OBLIGATIONS ARE TO THEIR OWN STOCKHOLDERS.

     If a stockholder signs and returns an Agent Designation to Mentor and MGZ, such stockholder authorizes Mentor and MGZ to call the Special Meeting. The Agent Designations provide that the agenda for the Special Meeting will include proposals to: (i) remove Quickturn's entire Board, (ii) amend the Bylaws to reduce the authorized number of Company directors to five, (iii) elect the five new directors nominated by Mentor to the Company's board of directors and (iv) repeal any provisions of the Bylaws adopted by the Board subsequent to the last public filing of the Bylaws. The Company's Bylaws contain procedures and notice provisions to ensure that the Company and its stockholders have adequate time to consider any proposals which may be brought before a special meeting. The Bylaws state that the date of a special meeting called by any stockholder or stockholders shall be between ninety (90) and one hundred (100) days following receipt and determination of the validity of a request for such stockholder meeting.

     The purpose of the Proposals is to facilitate the consummation of the Mentor Offer, which the Board has determined to be inadequate and not in the best interests of the Company and its stockholders, and does not adequately reflect the long-term value or prospects of the Company. The Proposals will aid this objective by eliminating provisions which are designed to protect the Company against inadequate offers and to give your Board flexibility to act in what it is convinced are the best interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS NOT RETURN THE AGENT DESIGNATIONS REQUESTED BY MENTOR AND MGZ. TO STOP MENTOR AND MGZ FROM USING YOUR SHARES TO FURTHER THE INADEQUATE MENTOR OFFER, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU (1) DISCARD ANY GREEN AGENT DESIGNATION OR (2) IF YOU HAVE ALREADY RETURNED A GREEN AGENT DESIGNATION, SIGN, DATE AND RETURN THE ENCLOSED WHITE REVOCATION CARD AS SOON AS POSSIBLE. YOUR ABILITY TO VOTE ON ANY PROPOSAL BROUGHT BEFORE ANY SPECIAL MEETING WILL NOT BE AFFECTED BY WHETHER OR NOT YOU RETURN MENTOR'S GREEN AGENT DESIGNATION CARD.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     At a meeting of the Board of Directors held on August 21, 1998, the Board met with its financial and legal advisors and reviewed the Mentor Offer. After careful consideration of the Mentor Offer, your Board determined that the Mentor Offer was inadequate and not in the best interests of the Company's stockholders, that the Mentor Offer did not fully reflect the long-term value of the Company, and that stockholder interests would be better served by the Company continuing to pursue its business plan. In particular, the Board determined that the Company's business plan offered the potential for obtaining higher long-term benefits for the Company's stockholders than the Mentor Offer. In reaching these conclusions, the Board took into account the following factors:

     (i) The Board's familiarity with the business, financial condition, prospects and business plan of the Company, the nature of the business and markets in which the Company operates and the Board's belief that the Mentor Offer does not adequately reflect the long-term opportunities available to the

Company in its business and the electronic design automation market. In this regard, the Board particularly considered the following:

     . The Company's established position as the leading provider of emulation technology and a leader in cycle-based simulation, for the integrated circuit design verification market, as well as its reputation in the industry as a technological leader and innovator in this area. In this regard, the Board noted that the Company has supplied more than 80% of the installed base of emulation systems worldwide.

     . The Company's prospects for future growth based upon its current and future product plans, including the recently introduced Mercury(TM) Design Verification System, which offers substantially improved performance and ease of use, as well as the Company's additional products and enhancements planned for introduction at appropriate intervals over the next few years.

     . The Company's proven technical expertise, reflected in an estimated 4,000 completed customer design projects and developed over years of activity in the design verification market.

     . The Company's expenditures of over $60 million on research and development in the past three years, leading to current and future planned products.

     . The Company's strong intellectual property position, including 25 issued United States patents, 25 pending United States patent applications and numerous international patents and patent application filings.

     . The Company's reputation for high-quality worldwide customer service and support resulting in the completion of an estimated 4,000 customer design projects.

     . The Company's acknowledged strength in the sale and implementation of emulation products.

     .    The Company's acknowledged high-quality manufacturing infrastructure.

     . Anticipated growth in demand for emulation and cycle-based simulation resulting from continuing substantial increases in semiconductor design complexity.

     . Current conditions in the Company's business and markets, including the current adverse economic conditions in Asia, which have had a substantial effect upon the Company's recent quarterly financial performance and recent stock price.

     . The risks and assumptions inherent in achieving the Company's business plan.

     (ii) The historical trading prices of the Company's Common Stock, including the Board's belief, based in part on the factors referred to above, that the trading price for the Company's Common Stock immediately prior to commencement of the Mentor Offer did not fully reflect the long-term value inherent in the Company. In this regard, the Board noted that, as of the Mentor Offer, the Mentor Offer represented a more than 25% discount from the highest closing price of the Common Stock during the year preceding the Mentor Offer and a less than 4% premium over the average of the closing prices of the Common Stock during the same period.

     (iii) The analyses performed by Hambrecht & Quist concerning, among other things, the Company's historical and projected financial performance and consequent implied valuations of the Company; Mentor's historical financial performance; projected pro forma financial results for Mentor were the Mentor Offer to be successful; comparisons of the terms of the Mentor Offer, premium and the implied valuation of the Company to those in other comparable transactions; and the trading histories of Mentor and the Company.

     (iv) The written opinion, dated August 21, 1998, of Hambrecht & Quist that, as of such date, the Mentor Offer was inadequate, from a financial point of view, to the holders of the Shares. In rendering such opinion, Hambrecht & Quist reviewed and performed various analyses including those set forth in
(iii) above.

     (v) The history of extensive patent litigation between the Company and Mentor, which has to date affirmed the validity of the Company's key patents and has resulted, among other things, in the issuance by the United States International Trade Commission (the "ITC") of a Permanent Limited Exclusion Order against Mentor prohibiting Mentor from importing into the United States certain integrated circuit emulation systems, subassemblies and components manufactured by Mentor and its affiliate which infringe the Company's patents; the issuance by the ITC of a Permanent Cease and Desist Order permanently prohibiting Mentor from, among other things, selling, offering for sale or advertising such emulation systems, subassemblies and components in the United States; and the granting by the Federal District Court for the District of Oregon of the Company's motion for a preliminary injunction against Mentor's United States emulation activities. In this regard, the Board noted that the grant of the foregoing motion for a preliminary injunction had been affirmed by the United States Court of Appeals for the Federal Circuit on August 5, 1998 -- seven days prior to Mentor's commencement of the Mentor Offer.

     (vi) The disruptive effect of the Mentor Offer on the Company's sales efforts with its customers, as well as on the Company's relationships with its suppliers and employees.

     (vii) The Board's commitment to acting in the best interests of and protecting the Company's stockholders.

     (viii) The various circumstances of the Mentor Offer and conditions to which the Mentor Offer is subject.

     In view of the wide variety of factors considered in connection with its evaluation of the Mentor Offer, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its respective determinations.

     IN LIGHT OF THE BOARD OF DIRECTORS' CONCLUSIONS THAT THE MENTOR OFFER IS INADEQUATE, IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND DOES NOT ADEQUATELY REFLECT THE LONG-TERM VALUE OR PROSPECTS OF THE COMPANY, THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS NOT RETURN THE AGENT DESIGNATIONS REQUESTED BY MENTOR AND MGZ. TO STOP MENTOR AND MGZ FROM USING YOUR SHARES TO FURTHER THE INADEQUATE MENTOR OFFER, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU (1) DISCARD ANY GREEN AGENT DESIGNATION OR (2) IF YOU HAVE ALREADY RETURNED A GREEN AGENT DESIGNATION, SIGN, DATE AND RETURN THE ENCLOSED WHITE REVOCATION CARD AS SOON AS POSSIBLE.


     THE RETURN OF A SIGNED REVOCATION CARD OR AGENT DESIGNATION BY A STOCKHOLDER IS INDEPENDENT OF ANY DECISION BY SUCH STOCKHOLDER WHETHER OR NOT TO TENDER SHARES PURSUANT TO THE INADEQUATE MENTOR OFFER. YOUR ABILITY TO VOTE ON ANY PROPOSAL BROUGHT BEFORE ANY SPECIAL MEETING WILL NOT BE AFFECTED BY WHETHER OR NOT YOU RETURN MENTOR'S GREEN AGENT DESIGNATION CARD.


     REVOCATION AND EFFECT OF EXECUTION AND DELIVERY OF WHITE REVOCATION CARDS


     Under the Company's Bylaws, stockholders holding 10% or more of the outstanding Common Shares are entitled to call a special meeting. As of September 10, 1998, there were 17.85 million Shares outstanding. Based on such numbers, Agent Designations from holders of an aggregate of at least 1.194 million Shares, in addition to the 591,000 Shares owned by Mentor and MGZ, are required for Mentor to be able to call the Special Meeting. Mentor has indicated that if it receives the required number of Agent Designations, it will (i) take all actions necessary to call a Special Meeting, (ii) attempt to fix the date and time of the Special Meeting or any adjournment thereof, and to give notice of the Special Meeting or any adjournment thereof and the purposes for which the Special Meeting or any adjournment thereof has been called, and (iii) exercise any and all other rights incidental to (a) calling the Special Meeting, (b) causing notice of the Special Meeting to be given to the Company's stockholders and (c) causing the purposes of the authority purportedly granted pursuant to the Agent Designations to the designated agents to be carried into effect. The Company's Bylaws contain procedures and notice provisions to ensure that the Company and its stockholders have adequate time to consider any proposals which may be brought before a special meeting. The Bylaws state that the date of a special meeting called by any stockholder or stockholders shall be between ninety (90) and one hundred (100) days following receipt and determination of the validity of a request for such stockholder meeting.


     To oppose Mentor's and MGZ's solicitation of Agent Designations and their efforts to install the Nominees on the Company's board of directors and thereby facilitate acceptance of the Mentor Offer at $12.125 per Share, which the Board has determined to be inadequate, the Board urges record holders of Common Shares who have already returned a green Agent Designation to sign and date the WHITE Revocation Card and return it in the enclosed postage-paid envelope. You should discard any green Agent Designation you may receive from Mentor and MGZ. Even if you have already returned a green Agent Designation, you can act to stop Mentor and MGZ from calling the Special Meeting and furthering their own interests by signing, dating and returning the WHITE Revocation Card.

     If a broker indicates on the form of Agent Designation or Revocation Card that it does not have discretionary authority as to certain Common Stock to execute either a WHITE Revocation Card or a green Agent Designation, such an indication will have the practical effect of an action against the call for the Special Meeting with respect to those Shares. Agent Designations on behalf of any Shares held in the names of a brokerage firm, bank, bank nominee or other institution on the record date can only be executed upon receipt of specific instructions by such brokerage firm, bank, bank nominee or other institution. Because no action can be taken by the persons responsible for your account unless you provide them with instructions on whether to oppose or support the call for the

Special Meeting with respect to the Shares you beneficially own, we request that you not provide any instructions to such persons.

     Either a green Agent Designation or a WHITE Revocation Card may be revoked by a stockholder. A stockholder's revocation of a previously executed green Agent Designation will have the effect of opposing Mentor's and MGZ's call for the Special Meeting. You may effect a revocation by filing with the Secretary of the Company a written notice of revocation, which must be signed, dated and clearly express your intention to revoke your previously executed green Agent Designation or WHITE Revocation Card. Your latest dated card will supersede any earlier-dated card, except that a WHITE Revocation Card that would otherwise act as a revocation will be inoperative and of no effect if delivered after the date, if any, on which the Special Meeting is held.

     YOU MUST ACT PROMPTLY TO BE CERTAIN YOUR REVOCATION WILL BE EFFECTIVE. THERE WILL BE NO MEETING AT WHICH YOU CAN REVOKE AN AGENT DESIGNATION OR A REVOCATION CARD. IF YOU DELAY RETURNING YOUR WHITE REVOCATION CARD, YOUR EFFORT TO REVOKE MAY NOT BE SUCCESSFUL.

     If you have any questions concerning Mentor's and MGZ's solicitation of Agent Designations, or the Corporation's solicitation of Revocation Cards, please contact Morrow & Co., Inc. at 1-800-566-9061 (Toll-Free).


                           CERTAIN LEGAL PROCEEDINGS

     On August 12, 1998, Mentor and MGZ filed a complaint against the Company and the Board in the Court of Chancery of the State of Delaware seeking, among other things, an order (i) declaring that failure to redeem the preferred stock purchase rights associated with the Company's Common Stock (the "Rights") or to render the Rights inapplicable to the Mentor Offer and the proposed merger or failure to approve the Mentor Offer and the proposed merger would constitute a breach of the Board's fiduciary duties under Delaware law,
(ii) invalidating the Rights or compelling the Board to redeem the Rights or render the Rights inapplicable to the Mentor Offer and the proposed merger,
(iii) declaring that failure to approve the Mentor Offer and the proposed merger for purposes of Section 203 of Delaware Law would constitute a breach of the Board's fiduciary duties under Delaware law, (iv) compelling the Board to approve the Mentor Offer and the proposed merger for purposes of Section 203 of Delaware Law, (v) enjoining the Board from taking any actions designed to impede or which have the effect of impeding the Mentor Offer, the solicitation of Agent Designations or the proposed merger and declaring that any such actions would constitute a breach of the Board's fiduciary duties under Delaware Law, (vi) enjoining the Board from taking any actions to impede, or refuse to recognize the validity of, Mentor's call of a special meeting, provided that Mentor has obtained Agent Designations from Company stockholders holding not less than 10% of the outstanding Shares of the Company and (vii) enjoining the Board from taking any action to cause the Company to become subject to Section 2115 of the California General Corporation Law.

     Also on August 12, 1998, Mentor and MGZ filed a complaint against the Company in the United States District Court for the District of Delaware seeking, among other things, a declaratory judgment that Mentor and MGZ have disclosed all information required by, and are otherwise in full compliance with, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other federal securities laws, rules and regulations deemed applicable to the Mentor Offer and Mentor's solicitation of Agent Designations.

     On August 13, 1998, Howard Shapiro filed a purported class action suit on behalf of individual plaintiffs against the Company and the Board in the Court of Chancery in the State of Delaware. The complaint alleges, among other things, that the defendants have breached their fiduciary duties to the Company's stockholders by failing to maximize stockholder value. The complaint seeks, among other things, to compel the defendants to carry out their fiduciary duties and to cooperate with any person or entity having a bona fide interest in proposing any transaction which would maximize stockholder value. On August 27, 1998, Howard Shapiro filed an Amended Class Action Complaint in full substitution of the complaint filed on August 13, 1998.

     On August 25, 1998, Quickturn filed an answer in Delaware federal district court denying all material allegations of the Mentor Federal Complaint. In addition, Quickturn filed counterclaims against Mentor and MGZ, seeking injunctive relief and alleging violation of the federal securities laws.

     On August 25, 1998, MGZ and Mentor filed an Amended Verified Complaint in the Court of Chancery of the State of Delaware in and for New Castle County.

     On August 26, 1998, MGZ and Mentor filed a First Amended Complaint in the U.S. District Court for the District of Delaware.

     On August 25, 1998, Andrea Brown and Mohamed Yassin each filed a purported class action suit on behalf of individual plaintiffs against the Company and the Board in the Court of Chancery in the State of Delaware. The complaints allege, among other things, that the defendants have breached their fiduciary duties to the Company's stockholders by failing to maximize stockholder value. The complaints seek, among other things, to compel the defendants to carry out their fiduciary duties and to cooperate with any person or entity having a bona fide interest in proposing any transaction which would maximize stockholder value.

                               ANTITRUST MATTERS

     On August 20, 1998, the Company received from MGZ written notice that Mentor filed a premerger notification form (the "Premerger Form") with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") on or about August 20, 1998. The purpose of the Premerger Form is to give the FTC and the DOJ notice of the merger Mentor proposes to effect with the Company if the Offer is consummated. The applicable waiting period under the HSR Act will expire on September 4, 1998, unless terminated early or extended by the FTC or the DOJ.

     On August 28, 1998, the Company filed its premerger notification form with the FTC and the DOJ. The waiting period under the HSR Act expired at 11:59 p.m. New York City time on September 4, 1998.

                           CERTAIN PATENT LITIGATION

     In January 1996, the Company filed a complaint with the ITC in Washington, DC, seeking to stop unfair importation of logic emulation systems manufactured by Meta Systems ("Meta"), a French subsidiary of Mentor. In the complaint, the Company alleges that Mentor's hardware logic emulation systems infringe several of the Company's patents. Some of these patents were purchased by the Company from Mentor in 1992 and the Company successfully argued that Mentor could not contest their validity by reason of assignor estoppel, a legal doctrine which prevents the seller of a patent from later asserting that the patent is invalid ("Assignor Estoppel"). The Company sought and received in August 1996 temporary relief from the ITC in the form of Temporary Exclusion and Temporary Cease and Desist Orders. The Federal Circuit Court of Appeals affirmed the ITC's issuance of temporary relief in August 1997. In December 1997, the ITC issued: (1) a Permanent Limited Exclusion Order which permanently prohibits the importation of hardware logic emulation system, subassemblies or components manufactured by Mentor and/or Meta, which infringe the Company's patents and (2) a Permanent Cease and Desist Order permanently prohibiting Mentor from, among other things, selling, offering for sale or advertising the same hardware logic emulation devices. The ITC's two orders remain in effect until April 28, 2009, the latest expiration date of the Company's patents involved in the investigation.

     The Company is also engaged in a Federal District Court case with Mentor and Meta involving six of the Company's patents. Mentor and Meta are seeking a declaratory judgment of noninfringement, invalidity and unenforceability of the patents in dispute, and the Company has filed counteractions against Mentor and Meta for infringement and threatened infringement of the six patents. Mentor has also claimed in this Federal District Court case that press releases issued by the Company were defamatory and interfered with Mentor's prospective economic relations. In June 1997, Quickturn filed a motion for preliminary injunction, asking the District Court to prohibit Mentor from manufacturing, assembling, marketing, loaning or otherwise distributing emulation products and components in the United States, which products and components infringe certain claims in Quickturn's U.S. Patent No. 5,036,473. The District Court granted the Company's motion for summary judgment of Assignor Estoppel with regard to such patent. On December 20, 1996, the U.S. District Court in Oregon granted Quickturn's motion for a preliminary injunction against Mentor's domestic emulation activities. The Federal Circuit Court of Appeals affirmed the Oregon District Court's decision on August 5, 1998, both with regard to the preliminary injunction and the Assignor Estoppel. The Oregon action is currently set for trial in December 1998.

     In November 1996, Aptix Corporation ("Aptix") filed a suit against the Company in the U.S. District Court for the Northern District of California, alleging, among other things, various antitrust violations based on Quickturn's acquisition of patents and technology from Mentor, Quickturn's acquisition of PiE and purported threats by Quickturn to sue Aptix for patent infringement. Quickturn moved for summary judgment in its favor with regards to these allegations. A hearing on these matters was held on August 4, 1998. On August 27, 1998, the U.S. District Court for the Northern District of California granted Quickturn's motion for summary judgment and dismissed Aptix's suit against Quickturn.

     In August 1997, a preliminary injunction sought by Mentor's German subsidiary, Mentor Graphics (Deutschland) GmbH, was issued by a regional court in Munich, enjoining agents of the Company from making certain statements concerning U.S. litigation matters between the Company and Mentor. In May 1998, the Munich District Court set aside the preliminary injunction based on the failure of Mentor's German subsidiary to advance its case within the six-month statutory limitation. In October 1997, the Company filed a complaint alleging infringement of the German part of the Company's European Patent No. 0 437 491 B1 against Mentor Graphics (Deutschland) GmbH, in the District Court of Dusseldorf. The main court hearing for this matter is set for March 1999.

     In February 1998, Aptix and Meta filed a lawsuit against the Company, in the U.S. District Court for the Northern District of California, alleging infringement of a U.S. patent owned by Aptix Corporation and licensed to Meta.


                          SOLICITATION OF REVOCATIONS

     Revocations of Agent Designations ("Revocations") are being solicited by and on behalf of the Company. All expenses of this solicitation, including the cost of preparing and mailing this Revocation Statement, will be borne by the Company. In addition to solicitation by use of the mails, Revocations may be solicited by directors, certain officers and employees of the Company in person or by telephone, telegram, telex, facsimile, advertisement, courier service, or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Except as described herein, neither the Company nor any person acting on its behalf has retained any other person to make solicitations or recommendations to security holders on its behalf concerning the Mentor Offer.


     The Company has retained Morrow & Co., Inc. to assist the Company in connection with its solicitation of Revocations, at an estimated fee of $100,000, plus reimbursement of out-of pocket expenses.


     The Company has engaged Hambrecht & Quist, to act as its financial advisor in connection with the proposed Mentor Offer and related matters, including this solicitation. Hambrecht & Quist may assist in the solicitation of Revocations. Pursuant to a letter agreement dated August 14, 1998 (the "Letter Agreement"), the Company has retained Hambrecht & Quist as its exclusive financial advisor with respect to the Mentor Offer and the evaluation of strategic alternatives.

     Pursuant to the Letter Agreement, the Company has agreed to pay Hambrecht &
Quist: (1) a non-refundable retainer of $100,000 payable on the date of the Letter Agreement and creditable against any subsequent fees payable under the Letter Agreement; (2) a fee of $750,000 payable on delivery of an initial opinion regarding the fairness or adequacy of the Offer; (3) a fee of $250,000 payable on delivery of each additional fairness opinion rendered in connection with a transaction including the same party or an additional party; (4) in the event the Company enters into an agreement for the sale of the Company, or recommends that the stockholders of the Company tender their shares in connection with a tender offer for 50% or more of the outstanding shares of Common Stock of the Company or recommends that the stockholders of the Company vote in favor of a proposed sale of the Company, or otherwise approves or endorses the sale of the Company, and such sale (a "Consensual Acquisition") of the Company is consummated, a fee, payable at closing, equal to 1.0% of the aggregate consideration received, less any fees previously paid; (5) in the event the Company determines it should remain independent and does not consummate a Consensual Acquisition by May 14, 1999, a fee, payable on May 14, 1999, of $1,000,000, less any fees previously paid; and (6) in the event that the Company is acquired prior to May 14, 1999 in a transaction other than a Consensual Acquisition, then upon consummation of such sale of the

Company, a fee, payable at closing, equal to 0.75% of the aggregate consideration received, less any fees previously paid. A "sale" of the Company means any transaction or event or series or combination thereof, other than in the ordinary course of trade or business, whereby directly or indirectly, a majority interest in the Company or its businesses or assets is transferred; such transactions or events to include without limitation a sale or exchange of capital stock or assets (whether in a leveraged acquisition or otherwise), a merger or consolidation, a tender or exchange offer, a recapitalization (including without limitation one or more distributions to stockholders or repurchases or redemptions of shares which in the aggregate constitute greater than 50 percent of the market value of the Company's shares prior to such actions), or any similar transaction or event.

     Pursuant to the Letter Agreement, the Company agreed to indemnify Hambrecht & Quist against all liability resulting from the performance of Hambrecht & Quist duties under such agreement, except for liability resulting from the gross negligence or willful misconduct of Hambrecht & Quist. The Company has also agreed to reimburse Hambrecht & Quist periodically for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their attorneys arising in connection with any matter referred to in the Letter Agreement. The Letter Agreement also provides that Hambrecht & Quist, if requested by the Board, will, among other things, assist the Company as an agent in contracting, qualifying and negotiating with potential acquirors approved by the Company. The Letter Agreement may be terminated at any time by either party thereto, in which event, Hambrecht & Quist will be entitled to full compensation if any time prior to the expiration of one year after such date of termination the Company consummates a sale of the Company and any compensation earned by it up to the date of the termination, including the reimbursement of all reasonable expenses incurred by Hambrecht & Quist.

     Hambrecht & Quist will not receive any fee for, or in connection with, any solicitation activities apart from the fees it is otherwise entitled to receive under its engagement. Hambrecht & Quist does not admit or deny that any of its directors, officers, employees or affiliates is a "participant" as defined in Schedule 14A promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or that such Schedule 14A requires the disclosure of certain information concerning such persons. In the normal course of its business, Hambrecht & Quist regularly buys and sells the Common Stock and other securities for its own account and for the accounts of its customers, which transactions may result from time to time in Hambrecht & Quist and its associates having a net "long" or net "short" position in the Common Stock or other securities or option contracts or derivatives in or relating to the Company's securities. If Hambrecht & Quist assists the Company in connection with the solicitation of Revocations, such activity will be carried out by a team of individuals consisting of officers and employees of Hambrecht & Quist identified in Appendix A.

     The Company estimates that its total expenditures relating to the solicitation (excluding costs representing salaries and wages of regular employees and officers of the Company) will be approximately $300,000.
The Company to date has incurred estimated total expenses of approximately
$200,000.   In addition to the members of the Board, the Company's executive officers may solicit Revocations. For further information with respect to participants in the solicitation, including the names of its executive officers who may solicit Revocations, and certain transactions by those participants in the Company's shares of Common Stock, see Appendix A and

Appendix B. Unless otherwise noted, the business address for each of the members of the Board and the officers named in Appendix A is, and the Company's executive offices are located at 55 W. Trimble Road, San Jose, California 95131.


                        BENEFICIAL SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Common Stock as of September 1, 1998 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock; (ii) each of the Company's current directors; (iii) each of the named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K of the Exchange Act); and (iv) all directors and executive officers of the Company as a group.

                                                      SHARES          PERCENTAGE
                                                   BENEFICIALLY      BENEFICIALLY
NAME                                                  OWNED(1)           OWNED
----                                              --------------     -------------
PRINCIPAL STOCKHOLDERS
Kopp Investment Advisors, Inc.(2).................   2,597,975           14.4%
 7701 France Avenue South, Suite 500
 Edina, MN  55435
State of Wisconsin Investment Board(2)............   2,101,500           11.6%
 P.O.  Box 7842
 Madison, WI  53707
DIRECTORS
Glen M.  Antle(3).................................     325,782            1.8%
Keith R.  Lobo(4).................................     438,750            2.4%
Richard C.  Alberding(5)..........................      17,500             * %
Michael R.  D'Amour(6)............................      40,970             * %
Dr.  Yen-Son (Paul) Huang(7)......................     354,550            2.0%
Dr.  David K.  Lam(5).............................      10,417             * %
William A. Hasler(8)..............................       3,667             * %
Charles D. Kissner(5).............................       1,667             * %
NAMED OFFICERS
Jeffrey K.  Jordan(9).............................       1,134             * %
Raymond K.  Ostby(10).............................     102,767             * %
Dugald H.  Stewart(11)............................       7,390             * %
Tung-sun Tung(12).................................      34,655             * %
All directors and executive officers as a group
(16 persons) (13).................................   1,792,816            9.5%

____________________________
  *  Less than 1%.
 (1) The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of September 1, 1998 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
 (2) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

 (3) Includes 257,270 shares held by The Antle Family Trust, as to which Mr. Antle shares voting and dispositive power, and 68,512 shares of Common Stock exercisable within sixty days of September 1, 1998.
 (4) Includes options to purchase 433,750 shares of Common Stock exercisable within sixty days of September 1, 1998.
 (5) All such shares are subject to options exercisable within sixty days of September 1, 1998.
 (6) Includes 31,388 shares held by The D'Amour Family Trust, as to which Mr. D'Amour shares voting and dispositive power, and 4,583 shares of Common Stock subject to options exercisable within sixty days of September 1, 1998.
 (7) Includes 37,548 shares held by The Huang Living Trust, as to which Mr. Huang shares voting and dispositive power, and 31,250 shares of Common Stock subject to options exercisable within sixty days of September 1, 1998.
 (8) Includes options to purchase 1,667 shares of Common Stock exercisable within sixty days of September 1, 1998.
 (9) Includes options to purchase 333 shares of Common Stock exercisable within sixty days of September 1, 1998.
(10) Includes options to purchase 94,667 shares of Common Stock exercisable within sixty days of September 1, 1998.
(11) Includes options to purchase 7,000 shares of Common Stock exercisable within sixty days of September 1, 1998.
(12) Includes options to purchase 20,568 shares of Common Stock exercisable within sixty days of September 1, 1998.
(13) Includes options to purchase 747,164 shares of Common Stock exercisable within sixty days of September 1, 1998.


                           COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company. However, nonemployee directors receive an annual cash retainer of $12,000 and an annual committee membership stipend of $1,500 for each committee of the Board on which such director serves.

     In addition, nonemployee directors participate in the Company's 1994 Outside Director Stock Option Plan (the "Director Plan"). The Director Plan was adopted by the Board in January 1994 and was approved by the stockholders in May 1994. The Director Plan provides for an automatic grant of a nonstatutory stock option to purchase 20,000 shares of Common Stock to a nonemployee director on the date of the first meeting on which such individual participates as a director (an "Initial Option"). An Initial Option has a term of ten years and vests monthly over four years. Beginning four years after the grant of an Initial Option to a director, such director is granted an automatic annual option to purchase 3,500 shares of Common Stock, which option has a term of ten years and vests monthly over one year. The exercise price of each option granted equals 100% of the fair market value of the Common Stock, based on the closing sales price of the Common Stock as reported on the Nasdaq National Market on the date of grant. Options granted under the Director Plan must be exercised within three months following the end of the optionee's tenure as a director of the Company or within twelve months after the termination of a director's tenure due to death or disability. The Director Plan is designed to work automatically, without administration; however, to the extent administration is necessary, the Director Plan has been structured so that options granted to nonemployee directors who administer the Company's other employee benefit plans qualify as transactions exempt from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 promulgated thereunder.

                    EMPLOYMENT AGREEMENT AND EMPLOYEE PLANS

     The Company has an employment agreement dated November 4, 1992 with Keith
R. Lobo, the Company's President and Chief Executive Officer, which is terminable by either the Company or Mr. Lobo at any time upon 30 days written notice. Pursuant to such agreement, upon termination of Mr. Lobo's employment, except for certain causes, the Company is obligated to pay Mr. Lobo severance payments equal to six months of his then base salary. Also, upon Mr. Lobo's involuntary termination, except for certain causes, or upon his constructive termination (defined as a material decrease in responsibility or authority), within 12 months after a change of control of the Company, Mr. Lobo's options will be accelerated with respect to that number of shares which would have vested after 24 months of additional employment.

     At a Board meeting held on September 2, 1998 and pursuant to a recommendation from the Board's Compensation Committee, the Board authorized the Company to implement two separate plans (collectively, the "Plans") to assist the Company in retaining its employees during times of uncertainty, and to keep such persons focused on their jobs and the business of the Company during such times so that the Company can continue to execute its business plan. William M. Mercer, Incorporated, assisted and advised the Board and its Compensation Committee in formulating the terms of each Plan. Each Plan is summarized below.

     Management Retention Plan. The Management Retention Plan (the "Management Plan") provides retention and severance benefits for designated executive officers, vice presidents and employees with comparable responsibility to executive officers or vice presidents. There are three components to the Management Plan: (i) severance payments, (ii) post-employment coverage under the Company's group health, dental and life insurance plans, and (iii) pro-rated bonus payments.

     The total potential severance payment is based on a multiple of annual target bonus and/or annual base salary, with the level of payment related to the participant's job level. The multiplier ranges from 150% of annual base salary up to 250% of annual base salary and commission or annual average bonus. The severance payment will be paid only if the participant is involuntarily terminated without cause, or is constructively terminated, within twelve months following a change of control. The severance payment is offset by any severance cash payments required by law or contract.

      In the event of an involuntary termination without cause, or constructive termination, within twelve months following a change of control, the participant (and, if covered prior to the change of control, his or her dependents) receives continued group health, dental and life insurance coverage. The Company is required to pay the same percentage of the related insurance premiums as were paid prior to the change of control. The Company continues to make these premium payments for a period ranging from one and one-half years to two and one-half years (depending on the participant's job level), or, if earlier, until the participant becomes covered under comparable benefit plans of another employer.

       Under the Management Plan, participants are eligible to be paid their prorated annual target bonus for the year in which the change of control occurs. This payment is in lieu of any bonus otherwise payable under the annual incentive plan. The proration is made by multiplying the annual target bonus by a fraction, the numerator of which is the number of days in the Company's fiscal year that have elapsed prior to the change of control and the denominator of which is three hundred and sixty-five. The pro-rated bonus is paid to those executive officers and vice-presidents who remain employed until the last day of the fiscal year in which the change of control occurs or who are involuntarily terminated without cause or are constructively terminated prior to the end of the fiscal year, but following a change of control.

       Employee Retention Plan. The Employee Retention Plan (the "Employee Plan") provides severance benefits for employees who are not participants in the Management Retention Plan. It provides for a severance payment of two week's base salary for each full year of employment with the Company up to and including the date of a change of control. The severance payment will be paid only if the participant is involuntarily terminated without cause within twelve months following a change of control, with a minimum payment of three months (or six months for director-level employees and up to approximately 10% of the employee population designated as key contributors by the chief executive officer). The severance payment is offset by any severance cash payments required by law or contract.

        Golden Parachute Excise Tax And Non-Deductibility. In general, benefits and payments under the Management Plan and the Employee Plan are subject to reduction, if, in the opinion of the Company's independent accountants, the golden parachute excise tax and non-deductibility provisions of the Internal Revenue Code would otherwise be triggered. In such event, a participants benefits may be reduced to the largest amount that would not trigger the golden parachute excise tax and non-deductibility provisions. In the case of the Company's chief executive officer and certain other participants under the Management Plan, benefits under the Management Plan are only reduced to avoid triggering the golden parachute excise tax and non-deductibility provisions if so doing would maximize the after-tax economic benefit to such officers, as determined by the Company's independent accountants.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Generally, proposals of security holders to be presented at the 1999 Annual Meeting of Stockholders of the Company must have been in proper form and received by the Company by November 13, 1998. However, the Securities and Exchange Commission has recently amended Rule 14a-4(c)(1) promulgated under the Exchange Act. As amended, Rule 14a-4(c)(1) provides that where a stockholder proponent chooses not to use the procedures set forth in Rule 14a-8 under the Exchange Act for placing such stockholder's proposal in a company's proxy materials, a proxy may confer discretionary authority to vote on a matter presented at an annual meeting of stockholders if the proponent fails to notify the company at least 45 days prior to the anniversary date of mailing of the prior year's proxy statement. A statement conferring such discretionary authority must be made in the proxy statement or proxy for such annual meeting. The proxy statement for the Company's 1998 Annual Meeting of Stockholders was mailed to stockholders on March 13, 1998. Accordingly, if a proponent does not notify the Company on or before January 27, 1999 of a proposal to be presented at the 1999 Annual Meeting of Stockholders, the Company may use its discretionary voting authority to vote on such proposal when and if presented at the 1999 Annual Meeting of Stockholders.


                              By Order of the Board of Directors,


                              By:        /s/ Keith R. Lobo
                                         _____________________________________
                              Name:      Keith R. Lobo
                              Title:     President and Chief Executive Officer


San Jose, California

September 11, 1998

                                   APPENDIX A

                       INFORMATION REGARDING PARTICIPANTS
                         IN THE REVOCATION SOLICITATION

     Set forth in the tables below are the present principal occupation or employment, and the name, principal business and address of any corporation or organization in which such employment is carried on, for (1) each of the directors and executive officers of the Company and (2) certain employees and other representatives of the Company who may also solicit Revocations from the stockholders of the Company. The principal business address of the Company is 55 W. Trimble Road, San Jose, California 95131. Unless otherwise indicated, the principal business address for each individual listed below is the address of the Company. Except as otherwise provided in this Revocation Statement (including the Appendices hereto), none of the participants in this solicitation, (i) directly or indirectly owns any Shares or any other securities of the Company, (ii) was in the past ten years convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors),
(iii) is, or was within the past year a party to any contracts, arrangements or understandings with any person with respect to any securities of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding or proxies.


                             DIRECTORS OF QUICKTURN

                                                                                      Year First Elected as
        Name (Age)                     Principal Occupation or Employment                    Director
-----------------------------      --------------------------------------------      -----------------------
Glen M. Antle (60)                 Chairman of the Board of the Company.  Mr. Antle            1993
                                   served as Chairman of PiE Design Systems, Inc.
                                   ("PiE") from September 1992 to June 1993 and
                                   Chief Executive Officer.  He was Chairman, from
                                   August 1982 to May 1988, Co-Chairman, from May
                                   1988 to June 1989, and Chief Executive Officer,
                                   from August 1982 to September 1988, of Cadence
                                   Design Systems, Inc., a company that develops
                                   CAD software products.

Keith R. Lobo (46)                 President, Chief Executive Officer and Director.            1992
                                   From March 1992 to October 1992, Mr. Lobo
                                   served as a consultant in the venture capital field
                                   and was a private investor.  From March 1988 to
                                   February 1992, he served as Executive Vice
                                   President and Chief Operating Officer of Chips &
                                   Technologies, Inc., a semiconductor supplier of
                                   microcomputer components to the personal
                                   computer industry.

                                                                                          Year First Elected as
        Name (Age)                      Principal Occupation or Employment                       Director
-----------------------------      --------------------------------------------          -----------------------
Richard C. Alberding (67)          Director of the Company.  Mr. Alberding has served              1995
                                   as a management consultant since June 1991.
                                   Mr. Alberding's principal business address is 15
                                   Ashdown Pl., Half Moon Bay, CA 94019. From 1958
                                   to 1991, he served in a variety of positions for
                                   Hewlett-Packard Company, most recently as
                                   Executive Vice President.  Mr. Alberding also
                                   serves as a director of Walker Interactive Systems,
                                   Inc., Paging Network, Inc., Sybase, Inc.,
                                   Kennametal Inc., Digital Microwave Corp., Digital
                                   Link Corp., Storm Technology, Inc. and JLK Direct,
                                   Inc.

Michael R. D'Amour  (44)           Director of the Company. Mr. D'Amour has served as              1987
                                   President of D'Amour and Associates, a research and
                                   development company, since December 1995. The principal
                                   business address of D'Amour and Associates is 11839
                                   Hilltop Drive, Los Altos Hills, California, 94024.
                                   From January 1995 to April 1995, he served as the
                                   Company's Executive Vice President. He previously
                                   served as the Company's Executive Vice President,
                                   International Sales from June 1990 to December 1994,
                                   as the Company's Executive Vice President, Research
                                   and Development from September 1987 to June 1990, as
                                   the Company's President and Chief Executive Officer
                                   from September 1987 to July 1988, and as the
                                   Company's Chairman of the Board from the Company's
                                   inception until June 1993.

Dr. Yen-Son (Paul) Huang (52)      Director of the Company.  Dr. Huang is self-employed            1993
                                   and his principal business address is 13870 Pike Road,
                                   Saratoga, California, 95070. Dr. Huang served as
                                   Executive Vice President of the Company between
                                   January 1996 and September 1997.  He served as
                                   the Company's Executive Vice President, Product
                                   Development, from June 1993 to January 1996.
                                   From January 1990 to June 1993,  Dr. Huang served
                                   as President of PiE, a company he co-founded.

Dr. David K. Lam (55)              Director of the Company.  Dr. Lam is a technology               1996
                                   and business advisor in the semiconductor
                                   equipment industry and Chairman of the David Lam
                                   Group.  Mr. Lam's principal business address is
                                   2055 Gateway Place, Suite 400, San Jose, CA 95110.
                                   Between April 1989 and October 1996,  Dr. Lam
                                   served as President and Chief Executive Officer of
                                   ExpertEdge, Inc., a provider of integrated,
                                   multimedia client-server software.  From 1987 to
                                   1989, he was Vice President at Wyse Technology,
                                   Inc., and he founded Lam Research in 1980.  Dr. Lam
                                   is currently a director of Asante Technology, Inc.

William A. Hasler (56)             Director of the Company. Mr. Hasler is the Co-Chief             1998
                                   Executive Officer of Aphton Corporation. Mr. Hasler's
                                   principal business address is P.O. Box 194204, San
                                   Francisco, CA 94119. Mr. Hasler has served as Vice
                                   Chairman of Aphton Corporation since October 1996 and
                                   as a director since October 1991. Mr. Hasler
                                   served as the Dean of the Graduate School of Business
                                   at the University of California, Berkeley, from
                                   1991 to June 1998. Mr. Hasler also serves as a
                                   director for The Gap, Inc., Walker Interactive
                                   Systems, Tenera Inc., TCSI Corporation.

                                                                                          Year First Elected as
        Name (Age)                     Principal Occupation or Employment                        Director
-----------------------------      --------------------------------------------           -----------------------
Charles D. Kissner (51)            Director of the Company. Mr. Kissner has served as          1998
                                   Chief Executive Officer and Chairman of the Board
                                   for Digital Microwave Corporation since August
                                   1995 and Chief Executive Officer and a director
                                   since July 1995. Mr. Kissner's principal business
                                   address is 170 Rose Orchard Way, San Jose, CA
                                   95134. From July 1993 to July 1995 Mr. Kissner
                                   served as Vice President and General Manager of
                                   the Microelectronics Division of M/A-COM, Inc.
                                   Mr. Kissner served as President, Chief
                                   Executive Officer and a Director for Aristacom
                                   International, Inc. from February 1990 to July
                                   1993. Mr. Kissner is currently a director of
                                   Spectrian, Inc.


                        EXECUTIVE OFFICERS OF QUICKTURN

     The principal Executive Officers of the Company are as follows:


        Name                    Office Held           Age
--------------------   --------------------------   ------
Michael H. Ferguson    Vice President,                 46
                       Asia Pacific Operations

Jeffrey K. Jordan      Vice President, North           53
                       American Sales

Keith R. Lobo          President and Chief             46
                       Executive Officer

Donald J. McInnis      Senior Vice President           51

Raymond K. Ostby       Vice President, Finance and     51
                       Administration; Chief
                       Financial Officer

Dugald H. Stewart      Vice President, Manufacturing   45

Christopher J. Tice    Vice President, World-Wide      39
                       Support Services

Tung-sun Tung          Vice President, Research and    50
                       Development

Naeem Zafar            Vice President, Marketing       41

                             HAMBRECHT & QUIST LLC

     The business address for each of the persons named below is 1 Bush Street, San Francisco, California 94104:


        Name                     Title
--------------------     ----------------------
Paul B. Cleveland        Managing Director

Glover H. Lawrence       Vice President

David M. Wehner          Associate

Erik A. Jorgensen        Financial Analyst

                                   APPENDIX B

              TRANSACTIONS OF PARTICIPANTS IN THE COMPANY'S SHARES
                            SINCE SEPTEMBER 1, 1996

     There have been no transactions in the Shares during the past two years by the Company or, to the Company's knowledge, by any executive officer, director, affiliate or subsidiary of the Company, except:

                                        Number of Shares
                        Transaction        Acquired
      Name                 Date          (A) or Sold (S)        Notes
------------------  -----------------  ------------------  -----------------
Glen M. Antle                6/8/98      50,000   (A)           (1)

Richard Alberding              none

Michael R. D'Amour          5/28/98       3,000   (S)
                                          3,000   (S)
                            2/24/98       7,000   (S)
                            1/28/98      13,000   (S)
                           11/17/97       3,000   (S)
                           11/14/97       7,000   (S)
                            7/29/97       5,958   (S)
                                            391   (A)           (1)
                                            391   (S)
                                          1,146   (A)           (1)
                                          1,146   (S)
                            7/28/97      10,000   (S)
                            7/20/97       3,775   (S)
                           10/23/96      10,000   (S)
                           10/21/96       5,000   (S)
                           10/18/96       5,000   (S)

David K. Lam                   none

Keith R. Lobo                  none

Yen-Son Huang (Paul)           none

William A. Hasler           7/24/98       2,000   (A)

Charles D. Kissner             none

                                      Number of Shares
                       Transaction        Acquired
        Name               Date         (A) or Sold (S)         Notes
--------------------   ------------  -----------------   ----------------
Michael H. Ferguson            none

Jeffrey Jordon              8/17/98         801   (A)           (2)
                            2/19/98         556   (S)
                            2/18/98         534   (S)
                            2/17/98       1,090   (A)           (2)
                             2/3/98       2,667   (A)           (1)
                                          2,667   (S)

                           10/16/97       4,000   (A)           (1)
                                          4,000   (S)
                            7/22/97       2,325   (S)
                            7/18/97       3,000   (A)           (1)
                                          3,000   (S)
                            2/18/97       2,325   (A)           (2)

Raymond K. Ostby               none

Dugald H. Stewart           8/17/98         120   (A)           (2)
                            2/17/98          91   (A)           (2)
                             5/8/97       1,333   (A)           (1)
                                          1,333   (S)
                                          3,667   (A)           (1)
                                          3,667   (S)
                           11/22/96       1,875   (A)           (1)
                                          1,875   (S)
                                            234   (A)           (1)
                                            234   (S)

Tung-Sun Tung               8/17/98       1,174   (A)           (2)
                            2/20/98       2,948   (S)
                                            543   (S)
                                          1,000   (S)
                                          1,000   (S)
                            2/17/98         721   (A)           (2)
                            8/15/97         841   (A)           (2)
                            5/30/97       5,000   (A)           (1)
                                          2,000   (S)
                            2/18/97         806   (A)           (2)
                           11/29/96       2,000   (A)           (1)
                           11/29/96       2,000   (S)
                           11/27/96       1,328   (A)           (1)
                                          2,948   (A)           (1)

                                      Number of Shares
                         Transaction      Acquired
         Name                Date     (A) or Sold (S)           Notes
 --------------------   ------------  -----------------   ----------------

Donald J. McInnis            2/6/98       5,000   (S)
                             2/5/98      15,000   (S)
                                          5,000   (S)
                                          5,000   (S)
                           10/20/97       5,000   (S)
                                          7,500   (S)
                                          2,500   (S)
                                          9,000   (S)
                                          5,000   (S)
                                          1,000   (S)
                           10/16/97      25,000   (S)
                                          5,000   (S)
                           10/15/97      14,000   (S)
                                         11,000   (S)
                                          5,000   (S)
                            7/23/97      20,000   (S)
                            7/22/97      15,000   (S)
                                          5,000   (S)
                            7/21/97      20,000   (S)
                             5/7/97       2,000   (S)
                             5/6/97      20,000   (S)
                             5/5/97       5,000   (S)

Christopher Tice            8/17/98         578   (A)           (2)
                            2/23/98       1,200   (S)
                            2/19/98         255   (S)
                            2/18/98         500   (A)           (2)
                             8/2/97       3,500   (S)
                             5/7/97       4,000   (S)
                            2/20/97       2,922   (A)           (1)

                                     Number of Shares
                        Transaction      Acquired
        Name                Date      (A) or Sold (S)           Notes
--------------------   ------------  -----------------   ----------------
Naeem Zafar                 8/17/98       1,104   (A)           (2)
                            2/17/98         820   (A)           (2)
                             2/2/98       1,531   (A)           (1)
                                          1,531   (S)
                            1/30/98       1,000   (A)           (1)
                                          1,000   (S)
                                            469   (A)           (1)
                                            469   (S)
                           11/28/97         750   (A)           (1)
                                            750   (S)
                           11/26/97         750   (S)           (1)
                                            750   (A)
                            11/7/97         500   (A)           (1)
                                            500   (S)
                            11/5/97         400   (S)
                                          1,000   (A)           (1)
                                          1,000   (S)
                           10/14/97         418   (S)
                            8/25/97         818   (S)
                            8/17/97         796   (A)
                            2/18/97         690   (A)
                            12/2/96         965   (S)

(1)  Shares purchased pursuant to an option exercise.
(2) Shares purchased pursuant to the Company's 1993 Employee Qualified Stock Purchase Plan.

                         QUICKTURN DESIGN SYSTEMS, INC.
     THIS REVOCATION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           IN OPPOSITION TO THE SOLICITATION OF AGENT DESIGNATIONS BY
                   MGZ CORP. AND MENTOR GRAPHICS CORPORATION

     The undersigned stockholder, acting with regard to all common shares, par value $.001 per share (the "Common Shares"), of Quickturn Design Systems, Inc., a Delaware corporation, owned by such stockholder, hereby REVOKES any previously executed Agent Designation requesting the call of a special meeting of stockholders (the "Special Meeting").

     THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU REVOKE ANY PREVIOUSLY EXECUTED AGENT DESIGNATION REQUESTING THE CALL OF THE SPECIAL MEETING BY PROPERLY SIGNING, DATING AND RETURNING AS PROMPTLY AS POSSIBLE THIS REVOCATION CARD (USING THE POSTAGE-PAID ENVELOPE PROVIDED). THERE WILL BE NO MEETING AT WHICH TO REVOKE ANY AGENT DESIGNATION, AND ACCORDINGLY YOU MUST ACT QUICKLY.

               PLEASE SIGN THIS REVOCATION CARD EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

               SIGNATURE                        ___________________________

               Title(s) (if applicable)         ___________________________


               SIGNATURE (if held jointly)      ___________________________

               Title(s) (if applicable)         ___________________________

               Dated:______________, 1998